UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 2007

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Gold Street, Alviso, California
95002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408)519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On August 29, 2007, we announced financial results for our second quarter ended July 31, 2007. Net service revenues for the quarter were $53.4 million an 8% increase compared to $49.4 million in the second quarter of fiscal year 2007. Net technology revenues were $3.1 million, which included recognition of Comcast development revenue of $1.8 million. This was a decrease of 9%, compared with $3.4 million in the second quarter of fiscal year 2007. The net loss for the quarter was ($17.7) million or ($0.18) per basic and diluted share, which included a combined inventory write-down and inventory purchase commitment charge of $11.2 million compared to a net loss of ($6.4) million or ($0.07) per share, for the three months ended July 31, 2006.

As of July 31, 2007 our total subscriptions were 4.2 million. TiVo-Owned subscription gross additions were 41,000 for the quarter, compared to 74,000 in the second quarter of last fiscal year. Our monthly churn rate increased to 1.2% for the quarter ended July 31, 2007 as compared to 0.9% in the year ago period. TiVo-Owned net subscriptions decreased by 19,000 compared to an increase of 30,000 in the second quarter of last fiscal year. The installed base of DIRECTV TiVo subscriptions has declined to approximately 2.5 million.

TIVO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and share amounts)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2007	2006	2007	2006
Revenues
Service revenues	$53,376	$49,430	$107,531	$96,381
Technology revenues	3,084	3,382	7,016	11,465
Hardware revenues	6,199	6,503	8,492	8,222

Net revenues	62,659	59,315	123,039	116,068
Cost of revenues
Cost of service revenues (1)	10,064	9,628	20,219	20,063
Cost of technology revenues (1)	3,696	3,001	7,203	10,367
Cost of hardware revenues	28,271	21,607	38,919	36,753

Total cost of revenues	42,031	34,236	66,341	67,183

Gross margin	20,628	25,079	56,698	48,885

Research and development (1)	15,070	12,891	29,315	25,752
Sales and marketing (1)	5,381	5,439	10,684	10,286
Sales and marketing, subscription acquisition costs	9,015	3,053	14,805	5,836
General and administrative (1)	10,392	11,091	21,614	26,150

Total operating expenses	39,858	32,474	76,418	68,024

Loss from operations	(19,230)	(7,395)	(19,720)	(19,139)
Interest income	1,331	988	2,747	2,050
Interest expense and other	209	(29)	126	(32)

Loss before income taxes	(17,690)	(6,436)	(16,847)	(17,121)
Provision for income taxes	—	(12)	(8)	(31)

Net loss	$(17,690)	$(6,448)	$(16,855)	$(17,152)

Net loss per common share—basic and diluted	$(0.18)	$(0.07)	$(0.17)	$(0.20)

Weighted average common shares used to calculate basic and diluted net loss per share	97,084,184	85,978,022	96,956,656	85,555,826

(1) Includes stock-based compensation expense as follows :

Cost of service revenues	$178	$130	$335	$224
Cost of technology revenues	504	243	967	446
Research and development	1,967	1,451	3,595	2,569
Sales and marketing	332	450	808	790
General and administrative	2,261	1,289	4,177	2,621

TIVO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(unaudited)

	July 31, 2007	January 31, 2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$51,929	$89,079
Short-term investments	45,700	39,686
Accounts receivable, net of allowance for doubtful accounts of $907 and $271	13,502	20,641
Inventories	22,727	29,980
Prepaid expenses and other, current	3,630	3,071

Total current assets	137,488	182,457
LONG-TERM ASSETS
Property and equipment, net	11,961	11,706
Purchased technology, capitalized software, and intangible assets, net	15,145	16,769
Prepaid expenses and other, long-term	2,020	1,018

Total long-term assets	29,126	29,493

Total assets	$166,614	$211,950

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$19,471	$37,127
Accrued liabilities	28,531	36,542
Deferred revenue, current	60,313	64,872

Total current liabilities	108,315	138,541
LONG-TERM LIABILITIES
Deferred revenue, long-term	43,797	54,851
Deferred rent and other	1,434	1,562

Total long-term liabilities	45,231	56,413

Total liabilities	153,546	194,954
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001:
Authorized shares are 10,000,000;
Issued and outstanding shares—none	—	—
Common stock, par value $0.001:
Authorized shares are 150,000,000;
Issued shares are 98,150,323 and 97,311,986, respectively and outstanding shares are 98,024,631 and 97,231,483, respectively	98	97
Additional paid-in capital	772,505	759,314
Accumulated deficit	(758,700)	(741,845)
Less: Treasury stock, at cost—125,692 and 80,503 shares, respectively	(835)	(570)

Total stockholders’ equity	13,068	16,996

Total liabilities and stockholders’ equity	$166,614	$211,950

TIVO INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Six Months Ended July 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(16,855)	$(17,152)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment and intangibles	5,206	3,598
Stock-based compensation expense	9,882	6,650
Inventory write-down and excess purchase commitment charges	11,239	—
Loss on inventory barter transaction	989	—
Changes in assets and liabilities:
Accounts receivable, net	7,139	1,823
Inventories	(3,007)	(7,518)
Prepaid expenses and other	224	5,165
Accounts payable	(17,218)	878
Accrued liabilities	(11,764)	(14,121)
Deferred revenue	(15,613)	(12,646)
Deferred rent and other long-term liabilities	(128)	527

Net cash used in operating activities	$(29,906)	$(32,796)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of short-term investments	(15,014)	(35)
Sales of short-term investments	9,000	4,350
Acquisition of property and equipment	(3,900)	(3,462)
Acquisition of capitalized software and intangibles	(375)	(375)

Net cash provided by (used in) investing activities	$(10,289)	$478

CASH FLOWS FROM FINANCING ACTIVITIES
True up of trade fees related to the September 2006 equity offering	18	—
Proceeds from issuance of common stock related to exercise of common stock options	1,466	6,248
Proceeds from issuance of common stock related to employee stock purchase plan	1,826	1,290
Treasury Stock—repurchase of stock for tax withholding	(265)	—

Net cash provided by financing activities	$3,045	$7,538

NET DECREASE IN CASH AND CASH EQUIVALENTS	$(37,150)	$(24,780)

CASH AND CASH EQUIVALENTS:
Balance at beginning of period	89,079	85,298

Balance at end of period	$51,929	$60,518

Subscriptions

	Three Months Ended July 31,
(Subscriptions in thousands)	2007	2006
TiVo-Owned Subscription Gross Additions	41	74

Subscription Net Additions/(Losses):
TiVo-Owned	(19)	30
DIRECTV	(126)	(29)

Total Subscription Net Additions	(145)	1

Cumulative Subscriptions:
TiVo-Owned	1,708	1,572
DIRECTV	2,489	2,846

Total Cumulative Subscriptions	4,197	4,418

% of TiVo-Owned Cumulative Subscriptions paying recurring fees	59%	53%

Included in the 4,197,000 subscriptions are approximately 180,000 lifetime subscriptions that have reached the end of the 48-month period TiVo uses to recognize lifetime subscription revenue. These lifetime subscriptions no longer generate subscription revenue.

TIVO INC.

OTHER DATA—KEY BUSINESS METRICS

	Three Months Ended July 31,
TiVo-Owned Churn Rate	2007	2006
	(In thousands)
Average TiVo-Owned subscriptions	1,719	1,559
TiVo-Owned subscription cancellations	(60)	(44)

TiVo-Owned Churn Rate per month	-1.2%	-0.9%

TiVo-Owned Churn Rate per Month. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our ability to retain existing TiVo-Owned subscriptions (including both monthly and product lifetime subscriptions) by providing services that are competitive in the market. Management believes factors such as service enhancements, service commitments, higher customer satisfaction, and improved customer support may improve this metric. Conversely, management believes factors such as increased competition, lack of competitive service features such as high definition television recording capabilities for our low cost product offerings, and increased price sensitivity may cause our TiVo-Owned Churn Rate per month to increase.

We define the TiVo-Owned Churn Rate per month as the total TiVo-Owned subscription cancellations in the period divided by the Average TiVo-Owned subscriptions for the period (including both monthly and product lifetime subscriptions), which then is divided by the number of months in the period. We calculate Average TiVo-Owned subscriptions for the period by adding the average TiVo-Owned subscriptions for each month and dividing by the number of months in the period. We calculate the average TiVo-Owned subscriptions for each month by adding the beginning and ending subscriptions for the month and dividing by two. We are not aware of any uniform standards for calculating churn and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended July 31,		Twelve Months Ended July 31,
Subscription Acquisition Costs	2007	2006	2007	2006
	(In thousands, except SAC)		(In thousands, except SAC)
Sales and marketing, subscription acquisition costs	$9,015	$3,053	$29,736	$17,259
Hardware revenues	$(6,199)	$(6,503)	$(41,858)	$(28,973)
Cost of hardware revenues	$28,271	$21,607	$114,378	$100,231

Total Acquisition Costs	31,087	18,157	102,256	88,517

TiVo-Owned Subscription Gross Additions	41	74	362	478
Subscription Acquisition Costs (SAC)	$758	$245	$282	$185

Subscription Acquisition Cost or SAC. Management reviews this metric, and believes it may be useful to investors, in order to evaluate trends in the efficiency of our marketing programs and subscription acquisition strategies. We define SAC as our total acquisition costs for a given period divided by TiVo-Owned subscription gross additions for the same period. In the first fiscal quarter of 2008, we revised our definition of total acquisition costs. We now define total acquisition costs as sales and marketing, subscription acquisition costs less net hardware revenues (defined as gross hardware revenues less rebates, revenue share and market development funds paid to retailers) plus cost of hardware revenues. The sales and marketing, subscription acquisition costs line item includes advertising expenses and promotion-related expenses directly related to subscription acquisition activities, but does not include expenses related to advertising sales. We do not include third parties subscription gross additions, such as DIRECTV gross additions with TiVo subscriptions, in our calculation of SAC because we incur limited or no acquisition costs for these new subscriptions. We are not aware of any uniform standards for calculating total acquisition costs or SAC and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended July 31,
TiVo-Owned Average Revenue per Subscription	2007	2006
	(In thousands, except ARPU)
Total Service revenues	53,376	49,430
Less: DIRECTV-related service revenues	(6,553)	(8,196)

TiVo-Owned-related service revenues	46,823	41,234
Average TiVo-Owned revenues per month	15,608	13,745
Average TiVo-Owned per month subscriptions	1,719	1,559

TiVo-Owned ARPU per month	$9.08	$8.82

	Three Months Ended July 31,
DIRECTV Average Revenue per Subscription	2007	2006
	(In thousands, except ARPU)
Total Service revenues	53,376	49,430
Less: TiVo-Owned-related service revenues	(46,823)	(41,234)

DIRECTV-related service revenues	6,553	8,196
Average DIRECTV revenues per month	2,184	2,732
Average DIRECTV per month subscriptions	2,554	2,858

DIRECTV ARPU per month	$0.86	$0.96

Average Revenue Per Subscription or ARPU. Management reviews this metric, and believes it may be useful to investors, in order to evaluate the potential of our subscription base to generate revenues from a variety of sources, including subscription fees, advertising, and audience research measurement. ARPU does not include rebates, revenue share and other payments to channel that reduce our GAAP revenues. As a result, you should not use ARPU as a substitute for measures of financial performance calculated in accordance with GAAP. Management believes it is useful to consider this metric excluding the costs associated with rebates, revenue share and other payments to channel because of the discretionary and varying nature of these expenses and because management believes these expenses, which are included in hardware revenues, net, are more appropriately monitored as part of SAC. We are not aware of any uniform standards for calculating ARPU and caution that our presentation may not be consistent with that of other companies.

We calculate ARPU per month for TiVo-Owned subscriptions by subtracting DIRECTV-related service revenues (which includes DIRECTV subscription service revenues and DIRECTV-related advertising revenues) from our total reported net service revenues and dividing the result by the number of months in the period. We then divide by Average TiVo-Owned subscriptions for the period, calculated as described above for churn rate. The above table shows this calculation.

We calculate ARPU per month for DIRECTV subscriptions by first subtracting TiVo-Owned-related service revenues (which includes TiVo-Owned subscription service revenues and TiVo-Owned related advertising revenues) from our total reported service revenues. Then we divide average revenues per month for DIRECTV-related service revenues by average subscriptions for the period. The above table shows this calculation.

Beginning in February 2006, pursuant to the most recent amendment of our agreement with DIRECTV, TiVo defers a portion of the DIRECTV subscription fees equal to the fair value of the undelivered development services. Additionally, beginning in February 2007, DIRECTV began paying us a monthly fee for all DIRECTV households with DIRECTV receivers with TiVo service similar to the lower amount paid by DIRECTV for households with DIRECTV receivers with TiVo service deployed since March 15, 2002, subject to a monthly minimum payment by DIRECTV.

Forward-Looking Statements

This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, TiVo’s business development strategies, current and future partnerships, future churn, subscription acquisition costs, subscription growth, DIRECTV ARPU and TiVo-Owned ARPU as well as other factors that may affect future earnings or financial results. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays in development, competitive service offerings and lack of market acceptance, the outcome of legal proceedings and claims, as well as the other potential factors described under “Risk Factors” in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2007 and all subsequent filings. We caution you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo disclaims any obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: August 29, 2007	By:	/s/ Cal Hoagland
Cal Hoagland
Interim Chief Financial Officer
(Principal Financial and Accounting Officer)